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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

VIRGIN MEDIA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

        A copy of the prospectus referred to in Item 8.01 below is attached as Exhibit 99.1. Exhibit 99.1 is provided under Item 7.01 of Form 8-K and is furnished to, but not filed with, the U.S. Securities and Exchange Commission.

        The prospectus has been prepared in accordance with laws, regulations, disclosure standards and practices of the United Kingdom, and in UK format and style, which differ from those applicable in the United States. Neither the U.S. Securities and Exchange Commission nor any securities commission of any state of the United States has passed upon the adequacy or accuracy of the disclosure in the prospectus.

Item 8.01.    Other Events.

        On September 28, 2009, Virgin Media Inc. (the "Company") announced that it has published, and lodged with the United Kingdom's Financial Services Authority, its prospectus prepared in connection with the admission of the Company's common stock to the Official List of the Financial Services Authority and to trading on the main market of the London Stock Exchange by way of a secondary listing.

        It is expected that the admission will become effective, and that dealings in the Company's common stock on the main market of the London Stock Exchange under the ticker symbol "VMED" will commence, at 8:00 am (London time) on October 1, 2009, subject to receipt of final approval from the Financial Services Authority and the London Stock Exchange. The shares will be traded in the form of depositary interests.

        The primary listing for the Company's common stock will continue to be the NASDAQ Global Select Market and the Company is not issuing any new shares of common stock in connection with its London listing.

        A press release issued by the Company on September 28, 2009, announcing the publication of the Company's prospectus, is attached as Exhibit 99.2 and incorporated in this filing by reference.

Item 9.01.    Financial Statements and Exhibits.

        (d)   Exhibits

  99.1
  Prospectus of Virgin Media Inc., dated September 28, 2009 (furnished under Item 7.01 of Form 8-K).

  99.2
  Press release, dated September 28, 2009, issued by Virgin Media Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2009		VIRGIN MEDIA INC.
	By:	/s/ Bryan H. Hall Bryan H. Hall Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Prospectus of Virgin Media Inc., dated September 28, 2009 (furnished under Item 7.01 of Form 8-K).
99.2	Press release, dated September 28, 2009, issued by Virgin Media Inc.